EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Radian Group Inc., Radian Capital Trust I and Radian Capital Trust II on Form S-3 of our report dated March 5, 2004, appearing in the Annual Report on Form 10-K of Radian Group Inc. for the year ended December 31, 2003 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, PA

August 13, 2004